Exhibit 6.1

Secretary’s Certificate

The undersigned, Lucas A. Satre, Secretary of Nuveen Securities, LLC, a Delaware limited liability company (the “Company”), does hereby certify that:

           1. The undersigned is the duly elected, qualified and acting Secretary of the Company, has custody of the corporate records of the Company and is a proper officer to make this certification.

            2. Attached hereto as Exhibit A is a true, correct and complete copy of certain resolutions adopted by the written consent of the sole and managing member of the Company, dated May 2, 2016, authorizing certain Authorized Persons to sign registration statements pursuant to a power of attorney on behalf of certain officers and the sole and managing member of the Company. Said resolutions have not been amended, altered or repealed and remain in full force and effect on the date hereof.

In Witness Whereof, the undersigned has caused this certificate to be executed this 2nd day of May, 2016.

/s/ Lucas A. Satre

Lucas A. Satre

Secretary

Exhibit A

Nuveen Securities, LLC

Certain Resolutions Adopted by the

Written Consent of the Sole and Managing Member

May 2, 2016

WHEREAS, the Company proposes to sponsor unit investment trusts of every kind and nature of various and successive series; now therefore be it

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RESOLVED, that the following officers of the Company, as well as the Co-Chief Executive Officer or any Executive Vice President or Managing Director of this Company, including:

William Adams IV

John Browning

Mark Czarniecki

(each of which being hereinafter referred to in these resolutions as an “Authorized Person”), be, and each of them hereby is, severally authorized by the Member on behalf of the Company to prepare, execute, deliver and cause to be filed with the Securities and Exchange Commission Registration Statements on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, amendments and post-effective amendments to such Registration Statements and to take such further action as may be necessary to cause such Registration Statements to become and to remain effective under the Securities Act of 1933, as amended, and to make such changes therein and additions thereto as such Authorized Person shall approve in connection with the issuance and sale of units of undivided interests in connection with the unit investment trusts of the Series and that upon the proper registration and qualification of a unit investment trust for any Series to effect a public offering of the units in the manner and upon the terms and conditions set forth in the Registration Statement and Prospectus relating to the units of such Series; and be it further

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RESOLVED, that each of such Authorized Persons is hereby appointed agent and attorney-in-fact for the Company with full power to sign on the Company's behalf Registration Statements under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments thereto, and to execute and deliver such other documents as may be necessary and proper to execute and carry out the purpose and intent of the foregoing resolutions, and the sole and managing member and the appropriate officers of the Company are authorized to execute a Power of Attorney authorizing such appointment and to certify and file with the Securities and Exchange Commission a copy of these resolutions.